Exhibit 99.1

FOR IMMEDIATE RELEASE

FNCB Bank Announces Intention To Expand Into Lehigh Valley Market
Allentown Office Will Develop and Service Lending Relationships

Dunmore, PA, January 9, 2017/Accesswire/- FNCB Bancorp, Inc. (OTCQX:FNCB) announced that its wholly owned subsidiary, FNCB Bank has notified the Pennsylvania Department of Banking and Securities of its intent to open a Limited Purpose Office (“LPO”) in Allentown, Lehigh County, Pennsylvania. FNCB’s new LPO will develop and service relationships through activities related to a loan production office in the growing Lehigh Valley marketplace.

Frank Heston has joined FNCB Bank as a Senior Vice President to lead the new LPO. Mr. Heston has extensive commercial lending and relationship management experience within the Lehigh Valley. “We are delighted to welcome Frank to FNCB’s commercial team,” said Gerard A. Champi, FNCB President and Chief Executive Officer. “We look forward to becoming part of the Lehigh Valley community by providing retail and commercial lending solutions with a commitment to unsurpassed customer service — just as we have done since 1910 as Northeastern Pennsylvania’s premier community bank.”

About FNCB Bancorp, Inc.:
FNCB Bancorp, Inc. is the bank holding company of FNCB Bank, which provides personal, small business and commercial banking services to individuals and businesses in Northeastern Pennsylvania and the Lehigh Valley through its 19 branch offices and Allentown-based Limited Purpose Office. The institution was established as a National Banking Association in 1910 as The First National Bank of Dunmore and operated under the name First National Community Bank from 1988 through June 2016. On June 30, 2016, the institution changed its name to FNCB Bank upon its conversion from a national charter to a Pennsylvania state charter. For more information about the BauerFinancial 5-Star rated FNCB, visit www.fncb.com.

INVESTOR CONTACT:

James M. Bone, Jr., CPA

FNCB Bank Executive Vice President and Chief Financial Officer

(570) 348-6419 | james.bone@fncb.com

FNCB may from time to time make written or oral “forward-looking statements,” including statements contained in our filings with the Securities and Exchange Commission (“SEC”), in its reports to shareholders, and in other communications, which are made in good faith by us pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include statements with respect to FNCB’s beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, that are subject to significant risks and uncertainties, and are subject to change based on various factors (some of which are beyond our control). The words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan” and similar expressions are intended to identify forward-looking statements. The following factors, among others, could cause FNCB’s financial performance to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements: the strength of the United States economy in general and the strength of the local economies in our markets; the effects of, and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, market and monetary fluctuations; the timely development of and acceptance of new products and services; the ability of FNCB to compete with other institutions for business; the composition and concentrations of FNCB’s lending risk and the adequacy of FNCB’s reserves to manage those risks; the valuation of FNCB’s investment securities; the ability of FNCB to pay dividends or repurchase common shares; the ability of FNCB to retain key personnel; the impact of any pending or threatened litigation against FNCB; the marketability of shares of FNCB and fluctuations in the value of FNCB’s share price; the effectiveness of FNCB’s system of internal controls; the ability of FNCB to attract additional capital investment; the impact of changes in financial services’ laws and regulations (including laws concerning capital adequacy, taxes, banking, securities and insurance); the impact of technological changes and security risks upon our information technology systems; changes in consumer spending and saving habits; the nature, extent, and timing of governmental actions and reforms, and the success of FNCB at managing the risks involved in the foregoing and other risks and uncertainties, including those detailed in FNCB’s filings with the SEC.

FNCB cautions that the foregoing list of important factors is not all inclusive. Readers are also cautioned not to place undue reliance on any forward-looking statements, which reflect management’s analysis only as of the date of this report, even if subsequently made available by FNCB on its website or otherwise. FNCB does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of FNCB to reflect events or circumstances occurring after the date of this report.

Readers should carefully review the risk factors described in the Annual Report and other documents that FNCB periodically files with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2015.